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                                                                     Exhibit 5.1

                                                                    ______, 2000

     [Form of opinion of Stibbe Simont Monahan Duhot regarding legality of securities being registered]

                [Subject to review by Stibbe Opinion Committee]

Completel Europe N.V.
Kruisweg 609
2132 NA Hooddorp
The Netherlands

Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to Completel Europe N.V., a public limited liability company under the laws of The Netherlands (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form F-1, as amended the date hereof (the "Registration Statement") with the United States Securities and Exchange Commission. The Registration Statement relates to the offering by the Company of 27,200,000 ordinary shares of the Company (the "New Shares") and of 4,080,000 ordinary shares of the Company pursuant to an overallotment option granted to the underwriters (the "Additional Shares") (the New Shares and the Additional Shares jointly the "Offer Shares").

In rendering this opinion we have examined and relied upon the following documents:

(1) a form of the Underwriting Agreement among the Company and the Underwriters as defined therein dated [ ];

(2) the Registration Statement;

(3) an excerpt dated the date hereof of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

(4) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on December 14, 1998;

(5) the current articles of association (statuten) of the Company in force on the date hereof (the "Articles");

(6) the proposed amendment of the Articles as included in a draft dated March [ ], 2000;

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(7)   a company certificate of even date attached hereto as Annex 1 (the
                                                            -------
      "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)   the genuineness of all signatures;

(ii) the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) that the document referred to under (1) above will be duly and validly signed and executed by all parties thereto prior to the issuance of the Offer Shares, substantially in the form as examined by us as draft;

(v) that a ministerial declaration of non-objection will be received with respect to the document referred to under (6) above and that such document will be duly and validly executed through a notarial deed prior to the issuance of the Offer Shares, substantially in the form as examined by us as draft;

(vi) that the resolution to the issue the Offer Shares shall have been validly passed prior to the issuance of the Offer Shares; and

(vii) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

The Offer Shares, when duly issued, delivered and paid in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

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In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Holme, Roberts & Owen L.L.P., United States counsel to the Company, of even date herewith.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Service of Process and Enforcement of Civil Liabilities" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,



Stibble Simont Monahan Duhot P.C.